As filed with the Securities and Exchange Commission on October 4, 2000

                                                      Registration No. 333-42316


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       on
                                    FORM S-8

                                   to FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                        The Securities Act of 1933*
                              --------------------
                           JUPITER MEDIA METRIX, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                           11-3374729
        (State or other                                    (I.R.S. Employer
         jurisdiction                                     Identification No.)
of incorporation or organization)

                        250 Park Avenue South, 7th Floor
                               New York, NY 10003
                                 (212) 515-8700

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

          JUPITER COMMUNICATIONS, INC. 1997 EMPLOYEE STOCK OPTION PLAN
      (formerly known as the JUPITER COMMUNICATIONS, LLC 1997 OPTION PLAN)
             JUPITER COMMUNICATIONS, INC. 1999 STOCK INCENTIVE PLAN
                            (Full title of the Plans)
                              --------------------

                                   TOD JOHNSON
                             Chief Executive Officer
                           JUPITER MEDIA METRIX, INC.
           250 Park Avenue South, 7th Floor, New York, NY 10003 (Name
                        and address of agent for service)
                            Telephone (212) 515-8700
          (Telephone number, including area code, of agent for service)

                  Copies of all communications, including all
                      communications sent to the agent for
                           service, should be sent to:

                              RICHARD GILDEN, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                  1633 Broadway, 47th Floor, New York, NY 10019
                            Telephone (212) 581-1600


APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF SECURITIES PURSUANT TO THE PLANS: Promptly after the filing of this Post-Effective Amendment.


--------
* Filed as a Post  Effective  Amendment  on Form S-8 to such  Form S-4
Registration   Statement  pursuant  to  the  procedure   described  herein.  See
"Explanatory Note."

                                EXPLANATORY NOTE

      Jupiter Media Metrix, Inc. (the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-42316) (the "S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to its common stock, par value $0.01 per share (the "Common Stock"). The S-4 registers 19,046,596 shares of Common Stock, including 4,116,159 shares of Common Stock for issuance upon exercise of options granted pursuant to the terms of the Jupiter Communications, Inc. 1997 Employee Stock Option Plan and the Jupiter Communications, Inc. 1999 Stock Incentive Plan (collectively the "Plans").

      On September 20, 2000, pursuant to an Agreement and Plan of Merger, dated as of June 26, 2000, as amended, among the Registrant, MMX Acquisition Corp., a wholly-owned subsidiary of the Registrant ("MMX") and Jupiter Communications, Inc. ("Jupiter"), the following events (among others) occurred: (a) MMX merged with and into Jupiter, with Jupiter surviving as a wholly-owned subsidiary of the Registrant (the "Merger"); (b) each outstanding share of Jupiter common stock, par value $0.001 per share, other than those shares held by Jupiter as treasury stock, the Registrant or any of their respective subsidiaries, was converted into a right to receive 0.946 of a share of Common Stock; (c) outstanding options to purchase Jupiter common stock under the Plans were converted into options to purchase Common Stock; and (d) the Registrant assumed the Plans.

      Prior to the Merger, shares of Jupiter common stock were registered for issuance under the Plans pursuant to Registration Statement on Form S-8, Registration No. 333-91513. As a result of the Merger, shares of Common Stock will be issued to the participants in the Plans upon the exercise of options or other awards granted under the Plans. The purpose of this Post-Effective Amendment is to register shares of Common
Stock for issuance pursuant to the Plans.

      The  designation  of this  Post-Effective  Amendment as  Registration
No. 333-42316-01 denotes that the Post-Effective Amendment relates only to the shares of Common Stock issuable upon exercise of stock options or other awards outstanding under the Plans as of the date of the S-4 and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares of Common Stock.

                          PART II

               Information Required in the Registration Statement

Item 3.     Incorporation of Documents by Reference

      Jupiter Media Metrix, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 30, 2000;

      (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000, filed with the SEC on May 15, 2000 and August 8, 2000, respectively;

      (c) The Registrant's Current Reports on Form 8-K, filed with the SEC on March 20, 2000, June 27, 2000, September 14, 2000 and September 22, 2000; and

      (d) The description of the Registrant's Common Stock contained in Item 1 of the Registrant's Registration Statement on Form 8-A dated May 3, 1999.

      In addition to the foregoing, all documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes


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such  statement.  Any such  statement  so  modified or  superseded  shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel

      Not Applicable.

Item 6.     Indemnification of Directors and Officers

      Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation and By-laws of the Registrant provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. The By-laws also provide that the Registrant shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions. In addition, the Registrant has entered into Indemnity Agreements with its directors and officers providing the maximum indemnification allowed by Section 145 of the DGCL.

Item 7.     Exemption from Registration Claimed

      Not Applicable.


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


Item 8.     Exhibits

Number                Exhibit

4 (a)                 Jupiter Communications, Inc. 1997 Employee Stock Option
                      Plan.
                      (formerly known as the Jupiter Communications, LLC 1997
                      Option Plan)
4 (b)                 Jupiter Communications, Inc. 1999 Stock Incentive Plan.
5                     Opinion of Brobeck, Phleger & Harrison LLP.
23 (a)                Consent of Ernst & Young LLP, Independent Accountants.
23 (b)                Consent of Brobeck, Phleger & Harrison LLP. (Contained
                      in Exhibit 5).
24                    Power of Attorney.  (Included in the signature page of
                      this Post-Effective Amendment.)


Item 9.  Undertakings.
         ------------

      (a)   The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act"),

                  (ii) to reflect in the  prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and

                  (iii) to include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and
            (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
            Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

            (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Jupiter Communications, Inc. 1997 Employee Stock Option Plan or the Jupiter Communications, Inc. 1999 Stock Incentive Plan.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the


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question  whether  such  indemnification  by  it is  against  public  policy  as expressed in the 1933 Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 4th day of October, 2000.

                                          JUPITER MEDIA METRIX, INC.


                                          By: /s/ Tod Johnson
                                              --------------------------------
                                             Tod Johnson
                                             Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

      That the undersigned officers and directors of Jupiter Media Metrix, Inc., a Delaware corporation, do hereby constitute and appoint Tod Johnson, Chief Executive Officer, and Jean Robinson, Chief Financial Officer, and each of them acting alone, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that any said attorneys and agents, or any one of them acting alone, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                      Date



/s/ Tod Johnson                 Chief Executive Officer       October 4, 2000
--------------------------
Tod Johnson                     and Chairman of the Board
                                of Directors (Principal
                                Executive Officer)



/s/ Jean Robinson               Chief Financial Officer       October 4, 2000
--------------------------
Jean Robinson                   (Principal Financial and
                                Accounting Officer)




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/s/ Kurt Abrahamson             Director                      October 4, 2000
--------------------------
Kurt Abrahamson


/s/ Jeffrey Ballowe             Director                      October 4, 2000
--------------------------
Jeffrey Ballowe


/s/ Gene DeRose                 Director                      October 4, 2000
--------------------------
Gene DeRose


                                Director                      October 4, 2000
--------------------------
William Helman


/s/ Robert Kavner               Director                      October 4, 2000
--------------------------
Robert Kavner


                                Director                      October 4, 2000
--------------------------
Stig Kry


/s/ James Mortensen             Director                      October 4, 2000
--------------------------
James Mortensen


                                Director                      October 4, 2000
--------------------------
Randy Pausch





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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                           JUPITER Media metrix, INC.

                                  EXHIBIT INDEX

Number                Exhibit
4 (a)                 Jupiter Communications, Inc. 1997 Employee Stock Option
                      Plan.
                      (formerly known as the Jupiter Communications, LLC 1997
                      Option Plan)
4 (b)                 Jupiter Communications, Inc. 1999 Stock Incentive Plan.
5                     Opinion of Brobeck, Phleger & Harrison LLP.
23 (a)                Consent of Ernst & Young LLP, Independent Accountants.
23 (b)                Consent of Brobeck, Phleger & Harrison LLP. (Contained
                      in Exhibit 5).
24                    Power of Attorney.  (Included in the signature page of
                      this Post-Effective Amendment.)